UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 31, 2006

ICHARGEIT INC.

(Exact name of registrant as specified in its charter)

Delaware	00-28753	33-0880427
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11 Washington Street Hawthorne, New Jersey		07506
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 263-2387

11 Washington Street Hawthorne, New Jersey 07506
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 6, 2006, we filed an 8-K/A disclosing that we had signed a Memorandum of Understanding to acquire Freestone Resources, Inc., a Nevada Corporation which specializes in the drilling and recompletion of oil and gas wells in east central and west Texas.

Certain of the conditions to closing were changing our name from Ichargeit, Inc. to "Freestone Resources, Inc." and increasing our authorized capital from 50,000,000 to 100,000,000 shares of common stock with a par value of $0.001 per share, and redomilciling the Company from Delaware to Nevada. These actions had previously been approved by our shareholders and on July 27, 2006, our Board of Directors approved a resolution to effect these actions. We will file Articles of Conversion to redomicile from Delaware to Nevada. Although we previously reported that the name change would be effective at the closing of the Share Exchange, the parties decided it was best to effect the name change and redomicle now in order to prevent delays should the remaining closing conditions be met; accordingly, the effective date of these actions by our Borad of Directors was July 27, 2006.

As a result of the name change and increase in authorized capital, we will receive a new cusip number which will be reported on an 8-K/A. The closing of the Share Exchange remains contingent upon the satisfaction of a number of material conditions, including satisfactory audits of both companies; and various other customary closing conditions. Accordingly, the closing of the Share Exchange has not yet occurred. If the conditions to be satisfied are not fully met in a timely fashion, the Share Exchange may not occur. The parties are still completing some of the closing conditions.

The foregoing information has been disclosed herein as it is a material condition to the closing of the Share Exchange Agreement and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

The closing of the Transaction is subject to customary closing conditions, including iChargeit’s Board of Directors approval of the Share Exchange agreement, and the redomiciling of IChargeit as a Nevada company.  In addition, the closing is conditioned on the US GAAP financial audit of Freestone Resources Inc., as well as on the satisfactory results of additional legal and operational due diligence.  If the closing conditions are satisfied or waived, the Transaction is expected to be effective as soon as possible after the audits are complete, but no later than November 1, 2006.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
2.1	State of Delaware Certificate of Conversion
2.2	Plan of Conversion
2.3	Articles of Conversion
2.4	Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: August 2, 2006	iChargeit, Inc.

/s/ James Carroll James Carroll, Chief Executive Officer